UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2018

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
d) Election of Director
On November 27, 2018, we increased the size of our board directors (“Board”) from six to eight directors and appointed Daniel A. Artusi to our Board, effective immediately, and Carolyn D. Beaver to our Board, effective December 1, 2018. Mr. Artusi will serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2019 and Ms. Beaver will serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2020. Mr. Artusi was also appointed to serve as a member of our compensation committee and Ms. Beaver was appointed to serve as a member of our audit committee.
From 2015 to 2018, Mr. Artusi served as Vice President in the Client Computing Group and General Manager for the connected home division at Intel Corporation, a technology company. Prior to Intel, Mr. Artusi served as Chief Executive Officer of Lantiq Deutschland GmbH, a fabless semiconductor company, from 2012 until its acquisition by Intel in 2015. From 2009 to 2015, Mr. Artusi served as an operating executive with Golden Gate Capital, a private equity firm. From 2007 to 2008, Mr. Artusi served as President and Chief Executive Officer and as a board member of Conexant Systems, Inc., a provider of semiconductors, and from 2005 to 2007, Mr. Artusi served as chairman and Chief Executive Officer of Coldwatt, Inc., a provider of high efficiency power supplies for the communications and computer industry. From April 2005 to June 2005, Mr. Artusi was an individual investor. From January 2003 to April 2005, he served as the President of Silicon Laboratories Inc., a developer of mixed signal integrated circuits, and from January 2004 to April 2005, he also served as the Chief Executive Officer and as a board member of Silicon Laboratories. From 2001 to 2004, he served as Chief Operating Officer of Silicon Laboratories. From 1977 until joining Silicon Laboratories, Mr. Artusi held various management and executive positions in the semiconductor business at Motorola Inc. Mr. Artusi also currently serves on the board of directors of GenXComm, Inc., a privately held technology company, and on the Engineering Advisory Board of the Cockrell School of Engineering at the University of Texas at Austin. Mr. Artusi studied electrical engineering at the Instituto Tecnologico de Buenos Aires (ITBA) in Argentina.
Ms. Beaver previously held several positions at Sequenom Inc., a life sciences testing, instrumentation, and tools company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015, and Vice President and Chief Accounting Officer from June 2012 to March 2015. Ms. Beaver was previously Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011, following the acquisition of Beckman Coulter, Inc. by Danaher Corporation. She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006. Ms. Beaver was a director of Commerce National Bank, Newport Beach, California, chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013. Ms. Beaver served as an audit partner with KPMG LLP from 1987 to 2002. Ms. Beaver received a B.S. in Business Administration from California State Polytechnic University, Pomona.
In connection with Mr. Artusi’s and Ms. Beaver’s appointments to the Board, Mr. Artusi and Ms. Beaver will be entitled to compensation in accordance with the Company’s outside director compensation policy, under which each non-employee director receives a base annual retainer of $50,000 per year for service as a Board member. In addition, Mr. Artusi will be entitled to receive $7,500 per year for service as a compensation committee member and Ms. Beaver will be entitled to receive $10,000 per year for service as an audit committee member.
In addition, in accordance with our outside director equity compensation policy, we granted Mr. Artusi and will grant Ms. Beaver on the effective date of her appointment: (i) an “annual initial award” of RSUs having a fair value at issuance equal to $70,068.49 and $68,260.27 for Mr. Artusi and Ms. Beaver, respectively (which awards were subject to pro-rata reduction based on the number of days the individual will actually serve as a director during the period beginning on the date of appointment and ending on the next May 1); and (ii) a “full-term award” equal to $165,000 of restricted stock units. The initial annual awards vest fully on the earlier to occur of the next May 1 or the date immediately preceding our next annual meeting of stockholders, and the full-term awards vest in three equal installments on each anniversary of the date of grant. Beginning with our annual meeting of stockholders in 2019, Mr. Artusi and Ms. Beaver will be eligible for equity award grants on the same terms as other continuing members of the Board. Currently, our policy provides for an annual award to continuing directors on the date of each annual meeting of stockholders of shares of restricted common stock with a fair value at issuance of $165,000. These shares vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders. Under the terms of our outside director equity compensation policy, directors may in certain circumstances defer delivery of shares of common stock upon vesting in accordance with the terms and conditions of a deferral program currently administered by our compensation committee. We will also reimburse Mr. Artusi and Ms. Beaver for all reasonable expenses in connection with their services to us.
Mr. Artusi and Ms. Beaver also executed our standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-162947) filed with the Securities and Exchange Commission on November 6, 2009 and is incorporated herein in its entirety by reference.
There is no arrangement or understanding between each of Mr. Artusi, Ms. Beaver and any other persons pursuant to which each of Mr. Artusi and Ms. Beaver was elected as a director. In addition, Mr. Artusi and Ms. Beaver are not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 28, 2018, the Company issued a press release announcing Mr. Artusi’s and Ms. Beaver’s appointment as directors. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	MaxLinear, Inc. Press Release, dated November 28, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 28, 2018	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Steven Litchfield
Steven Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	MaxLinear, Inc. Press Release, dated November 28, 2018.